Exhibit 10.1

LETTER AGREEMENT

This LETTER AGREEMENT (the “Agreement”) is entered into as of July 31st, 2023 (the “Effective Date”) between STAFFING 360 SOLUTIONS, INC., a Delaware corporation (the “Corporation”), CHAPEL HILL PARTNERS, L.P. (“CHP”)., as Sellers’ Representative (“CHP”), and Jean-Pierre Sakey (“Sakey”, and together with the Corporation, CHP, and each Holder, each a “Party” and together the “Parties”). Capitalized terms used herein but not otherwise defined, if any, shall have the respective meanings attributed to them in the SPA (as defined below).

WHEREAS

A. The Corporation has entered into that certain Stock Purchase Agreement, dated as of April 18, 2022, by and between the Corporation, Headway Workforce Solutions, Inc. and CHP related to the purchase of all of the stock of Headway Workforce Solutions, Inc. (the “SPA”).

B. In connection with the SPA: (i) the Corporation issued certain Series H Preferred Stock pursuant to the terms of that certain Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock, as amended (the “CoD”), (ii) entered into an amendment of that certain First Amendment to the Consulting, Strategic Advisory & Management Agreement between the Corporation and Sakey (the “Consulting Agreement”) and (iii) agreed to pay the Contingent Payment in the manner and subject to the terms set forth in the SPA.

C. The Parties wish that in the event that the Corporation redeems all of the outstanding Series H Preferred Stock of the Corporation (the “Series H Preferred Stock”) prior to September 30, 2023, the Corporation shall pay an aggregate of $11,340,000 for the redemption of the Series H Preferred Stock, payment of the Contingent Payment and extinguishment of all obligations of the Parties under the SPA and the CoD;

D. The Parties wish that in the event the Corporation does not redeem the Series H Preferred Stock on or prior to September 30, 2023, the obligations of the Corporation under the SPA and the CoD shall be changed as further described in this Agreement;

E. The Parties wish to amend certain terms of the SPA through this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Effective upon execution of this agreement which is an accommodation to the Buyer and Corporation except for the obligations set forth in: (i) Section 7.2(a)(i) soley as it relates to a breach of a Fundamental Representation or an Indefinite Representation; (ii) Section 7.2(a)(vii) or (iii) fraud, the covenants, representations and warranties, and obligations (including without limitation the indemnification obligations set forth in the SPA) of CHP, in its capacity as Sellers’ Representative, Sakey and the Sellers pursuant to the SPA shall be terminated and no longer in force and effect. Notwithstanding the foregoing, CHP shall remain in its capacity of Sellers’ Representative, with all rights as provided in the SPA unless and until CHP resigns from such capacity or designates a replacement in accordance with the terms of the SPA.

2.	Redemption of the Series H Preferred Stock and payment of the Contingent Payment occurs on or prior to September 30, 2023. In the event that the Corporation submits a Redemption Notice as set forth in Section 8b of the COD, and remits payment of the Contingent Payment prior to September 30, 2023:

a. Such Redemption Notice shall be for the redemption of all of the Nine Million (9,000,000) shares of Series H Preferred Stock, with an aggregate stated value of Nine Million ($9,000,000) Dollars, at a price per share equal to $1 per share of Series H Preferred Stock. The total amount remitted by the Corporation for the redemption of all Series H Preferred Stock and payment of all other contingent liabilities, including any fees and incentives due, shall be equal to Eleven Million Three Hundred Thousand ($11,340,000) Dollars (the “Agreed Amount”). The Corporation shall remit the Agreed Amount, less Five Hundred Twenty Five Thousand ($525,000) Dollars, which shall be paid to third-parties to satisfy existing incentives and fees due, to the Series H Preferred Stockholders in accordance with the attached allocation table by immediately available fund by wire transfer pursuant to the instructions provided by CHP. Allocation of the fees and incentive payments is at the full discretion of CHP and Sakey .CHP agrees that upon receipt and distribution of the Agreed Amount, such payment shall satisfy the Corporation’s obligation to redeem the Series H Preferred stock pursuant to the SPA and CoD, and the Corporation’s obligation to make the Contingent Payment.

b. Upon payment of the Agreed Amount on or prior to September 30, 2023, the obligations, contingent liabilities, covenants, and indemnification obligations of the Corporation pursuant to the SPA shall be extinguished and of no further force or effect.

3.	Redemption of the Series H Preferred Stock and Contingent Payment does not occur prior to or on September 30, 2023. In the event that the Corporation does not submit a Redemption Notice pursuant to Section 8 of the CoD and remit payment of the Contingent Payment prior to or on September 30, 2023:

a. The Corporation shall make the Contingent Payment as set forth in Section 2.5(d) of the SPA in the amount of Five Million ($5,000,000) Dollars. Such Contingent Payment shall be made in five equal installments of One Million ($1,000,000) Dollars, less One Hundred thirty-Four Thousand ($134,000) Dollars per installment (for an aggregate total of $670,000, which shall be paid to third-parties to satisfy existing incentives and fees due (such aggregate amount being a “Contingent Payment Installment”) with payment to be made on or before: (i) December 31, 2023, (ii) March 31, 2024; (iii) June 30, 2024, (iv) September 30, 2024, and (v) December 31, 2024.. Allocation of the fees and incentive payments is at the full discretion of CHP and Sakey. Upon payment of the final Contingent Installment Payment, all obligations of the Corporation pursuant to Section 2.5 of the SPA shall be extinguished.

b. The Corporation shall have no obligation to pay the Preferred Dividend (as defined in the CoD) on: (i) June 30, 2023; (ii) September 30, 2023, and (iii) December 31, 2023. For the avoidance of doubt, the Corporation will be required to pay the Preferred Dividend due on March 31, 2024, and on each subsequent Quarterly Dividend Payment Date (as defined in the CoD).

c. Concurrent with each Contingent Payment Installment, The Corporation shall submit a Redemption Notice as set forth in Section 8b of the COD and redeem 100,000 shares of the Series H Preferred Stock (on a pro rata basis from Escrow held at Becker LLC) as set forth in Section 8 of the CoD at a price per share equal to $0.0000001 per share of Series H Preferred Stock on (i) December 31, 2023, (ii) March 31, 2024; (iii) June 30, 2024, (iv) September 30, 2024 and (v) December 31, 2024. CHP agrees that the Series H Preferred Stock shall be redeemed from shares held in Escrow at Becker LLC. For the avoidance of doubt, on December 31, 2024 after the redemption on December 31, 2024, the Corporation shall have redeemed a total of 500,000 shares of Series H Preferred Stock and there shall only be 8,500,000 shares of Series H Preferred Stock outstanding as of December 31, 2024.

4.	Unless otherwise specified in the letter all protections identified in the SPA remain in place in the event of a default of or failure to pay these obligations.

5.	Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

6.	Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE PARTIES HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE PARTIES, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.	All other terms and conditions of the SPA shall remain in full force and effect. In the event of conflict between this Agreement and the SPA, this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman, CEO and President

CHAPEL HILL PARTNERS, L.P.,
as Sellers’ Representative

By:	/s/ Jean-Pierre Sakey
Name:	Jean-Pierre Sakey
Title:	General Partner

JEAN-PIERRE SAKEY

By:	/s/ Jean-Pierre Sakey

ALLOCATION TABLE

(See attached)